Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER (INTERIM)
CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned, John C. Carroll, Interim President and Chief Executive Officer, Chief Financial and Operating Officer of Successories, Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the year ended February 1, 2003.

The undersigned hereby certifies that:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 12th day of May, 2003.

/s/John C. Carroll
John C. Carroll
Interim President and Chief Executive Officer
(Interim Principal Executive Officer)
Chief Financial Officer and Chief Operating Officer
(Principal Financial and Accounting Officer)